UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2006

DENBURY RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-12935		20-0467835
(Commission File Number)		(I.R.S. Employer Identification No.)

5100 Tennyson Parkway Suite 3000 Plano, Texas		75024
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000

_____________________N/A______________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2006, the Compensation Committee of the Board of Directors of Denbury Resources Inc. (the “Company”) granted stock appreciation rights (“SARs”) to each of the six non-management directors under the Company’s 2004 Omnibus Stock and Incentive Plan (the “Plan”) covering appreciation of the Company’s common stock above $27.03 per share. The SARs cover 3,000 shares of common stock of the Company and will be settled only in shares of the Company’s common stock. The SARs vest 100% on the fourth anniversary of the date of grant and terminate on the tenth anniversary of the date of grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc.

(Registrant)

Date: February 24, 2006	By:	/s/ Phil Rykhoek
Phil Rykhoek
Senior Vice President & Chief
Financial Officer